UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

BLUE OWL TECHNOLOGY FINANCE CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55977	83-1273258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OTF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 16, 2025 (the “Refinancing Date”), Blue Owl Technology Finance Corp. (as successor in interest to Blue Owl Technology Finance Corp. II) (“OTF” or the “Company”) completed a $615.1 million term debt securitization refinancing (the “CLO Refinancing”), also known as a collateralized loan obligation refinancing, which is a form of secured financing incurred by the Company. The secured notes and preferred shares issued in the CLO Refinancing and the secured loan borrowed in the CLO Refinancing were issued and incurred, as applicable, by the Company’s consolidated subsidiary Athena CLO II, LLC, a limited liability organized under the laws of the State of Delaware (the “Issuer”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Refinancing was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of December 13, 2023 (the “Original Closing Date”), as amended and supplemented by the first supplemental indenture dated as of the Refinancing Date (the “Indenture”), by and among the Issuer and State Street Bank and Trust Company: (i) $75 million of AAA(sf) Class A-R Notes, which bear interest at Benchmark plus 1.70%, (ii) $31.25 million of AA(sf) Class B-R Notes, which bear interest at Benchmark plus 2.00% and (iii) $18.75 million of A(sf) Class C-R Notes, which bear interest at Benchmark plus 2.40% (together, the “Secured Notes”) and (B) the borrowing by the Issuer of $250 million under floating rate Class A-LR loans (the “Class A-LR Loans” and together with the Secured Notes, the “Debt”). The Class A-LR Loans bear interest at three-month term SOFR plus 1.70%. The Class A-LR Loans were borrowed under a credit agreement (the “Class A-LR Credit Agreement”), dated as of the Refinancing Date, by and among the Issuer, as borrower, a financial institution, as lender, and State Street Bank and Trust Company, as collateral trustee and loan agent. The Debt is secured by middle market loans, participation interests in middle market loans and other assets of the Issuer. The Debt is scheduled to mature on January 18, 2039. The Secured Notes were privately placed by SG Americas Securities, LLC as Initial Purchaser.

Concurrently with the issuance of the Secured Notes and the borrowing under the Class A-LR Loans, the Issuer issued approximately $52.8 million of additional subordinated securities in the form of 52,800 preferred shares at an issue price of U.S.$1,000 per share (the “Additional Preferred Shares”). The Additional Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral securing the Debt. The Company purchased all of the Additional Preferred Shares issued on the Refinancing Date. On the Original Closing Date, the Issuer issued $187.3 million of subordinated interests in the form of 187,300 of preferred shares which the Company purchased and continue to be held. The total amount of outstanding preferred shares as of the Refinancing Date is 240,100. The Company acts as retention holder in connection with the CLO Refinancing for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Preferred Shares.

On the Original Closing Date, the Company entered into a loan sale agreement with the Issuer dated as of the Original Closing Date, which provided for the contribution of approximately $83.945 million funded par amount of middle market loans from the Company to the Issuer on the Original Closing Date and for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Debt. As part of the CLO Refinancing, the Company and the Issuer entered into an amended and restated loan sale agreement dated as of the Refinancing Date (the “OTF Loan Sale Agreement”), which provides for the sale and contribution of approximately $217.963 million funded par amount of middle market loans from the Company to the Issuer on the Refinancing Date and for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted part of the portfolio of assets securing the Debt. The Company made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.

Through January 18, 2039, a portion of the proceeds received by the Issuer from the loans securing the Debt may be used by the Issuer to purchase additional middle market loans under the direction of Blue Owl Technology Credit Advisors LLC (“OTCA” or the “Adviser”) (as successor in interest to Blue Owl Technology Credit Advisors II LLC), the Company’s investment advisor, in its capacity as collateral manager for the Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The Debt is the secured obligation of the Issuer, and the Indenture and Class A-LR Credit Agreement each include customary covenants and events of default. The Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

OTCA will serve as collateral manager for the Issuer under an amended and restated collateral management agreement dated as of the Refinancing Date (the “Collateral Management Agreement”). OTCA is entitled to receive fees for providing these services. OTCA has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to the Adviser pursuant to the Amended and Restated Investment Advisory Agreement, dated May 18, 2021, between the Adviser and the Company will be offset by the amount of the collateral management fee attributable to the Athena CLO II Issuer’s equity or notes owned by the Company.

The Company expects to use the proceeds of the issuance and incurrence of the Debt, net of certain fees and expenses, for general corporate purposes.

The above description of the documentation related to the CLO Refinancing and other arrangements entered into on the Refinancing Date contained in this Current Report on Form 8-K do not purpose to be complete and are qualified in their entirety by reference to the underlying agreements, including the Indenture, the OTF Loan Sale Agreement, and the Collateral Management Agreement, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	First Supplemental Indenture, dated as of December 16, 2025, by and between Athena CLO II, LLC, as Issuer, and State Street Bank and Trust Company, as Collateral Trustee.

10.2	Amended and Restated Loan Sale Agreement, dated as of December 16, 2025, by and between Blue Owl Technology Finance Corp., as Seller, and Athena CLO II, LLC, as Purchaser.

10.3	Amended and Restated Collateral Management Agreement, dated as of December 16, 2025, by and between Athena CLO II, LLC, as Issuer, and Blue Owl Technology Credit Advisors LLC, as Collateral Manager.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Technology Finance Corp.

December 22, 2025	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer